                                                                    EXHIBIT (11)
                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                          COMPUTATIONS OF PER SHARE EARNINGS
                         (In Millions, Except Per Share Data)


                                                                Three Months Ended
                                                   -------------------------------------------------
                                                      AUGUST 2, 1997                August 3, 1996
                                                   -------------------           -------------------
                                                   EARNINGS     SHARES           Earnings     Shares
                                                   --------     ------           --------     ------
Primary Computations
--------------------
Earnings before extraordinary charge . . . .        $   141                      $    101
Extraordinary charge, net of tax . . . . . .            (11)                            -
                                                    --------                     ---------
Net earnings.. . . . . . . . . . . . . . . .        $   130                      $    101
                                                    --------                     ---------
                                                    --------                     ---------
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares . . . . . . . . . . . .             (5)                           (5)
                                                    --------                     ---------
Adjusted net earnings. . . . . . . . . . . .        $   125                      $     96
                                                    --------                     ---------
                                                    --------                     ---------

Average common shares outstanding. . . . . .                         217.9                         216.6
Average number of common share equivalents:
  Stock options. . . . . . . . . . . . . . .                           2.1                           1.2
  Performance shares.. . . . . . . . . . . .                           0.7                           0.9
                                                                     -----                        -----
Adjusted common equivalent shares
  outstanding-primary. . . . . . . . . . . .                         220.7                         218.7
                                                                     -----                        -----
                                                                     -----                        -----
Primary earnings per share before
  extraordinary charge . . . . . . . . . . .        $  0.61                      $   0.44
Extraordinary charge.. . . . . . . . . . . .          (0.05)                           -
                                                    --------                     ---------
PRIMARY EARNINGS PER SHARE . . . . . . . . .        $  0.56                      $   0.44
                                                    --------                     ---------
                                                    --------                     ---------

Fully Diluted Computations
--------------------------

Earnings before extraordinary charge . . . .        $   141                      $    101
Extraordinary charge, net of tax . . . . . .            (11)                            -
                                                    --------                     ---------
Net earnings.. . . . . . . . . . . . . . . .        $   130                      $    101
                                                    --------                     ---------
                                                    --------                     ---------
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of tax benefit
  on unallocated shares. . . . . . . . . . .             (4)                           (4)
                                                    --------                     ---------
Adjusted net earnings. . . . . . . . . . . .        $   126                      $     97
                                                    --------                     ---------
                                                    --------                     ---------

Average common and common equivalent
  shares-primary.. . . . . . . . . . . . . .                         220.7                         218.7
Additional common share equivalents attributable
  to applications of the treasury stock method                         0.7                             -
Assumed conversion of ESOP preferred shares.                          11.2                          11.8
                                                                     -----                        -----
Adjusted common equivalent shares
  outstanding-fully diluted. . . . . . . . .                         232.6                         230.5

                                                                     -----                        -----
                                                                     -----                        -----
Fully diluted earnings per share before
  extraordinary charge . . . . . . . . . . .        $  0.59                      $  0.42
Extraordinary charge.. . . . . . . . . . . .          (0.05)                            -
                                                    --------                     ---------
FULLY DILUTED EARNINGS PER SHARE . . . . . .        $  0.54                      $  0.42
                                                    --------                     ---------
                                                    --------                     ---------



                                                           Six Months Ended                   Twelve Months Ended
                                               ------------------------------------    ------------------------------------
                                                AUGUST 2, 1997      August 3, 1996      AUGUST 2, 1997      August 3, 1996
                                               ----------------    ----------------    ----------------    ----------------
                                               EARNINGS  SHARES    Earnings  Shares    EARNINGS  SHARES    Earnings  Shares
                                               --------  ------    --------  ------    --------  ------    --------  ------
Primary Computations
--------------------
Earnings before extraordinary charge . . . .    $  267              $  143              $  598              $  415
Extraordinary charge, net of tax . . . . . .       (32)                 (1)                (42)                 (1)
                                                -------             -------             -------             -------
Net earnings.. . . . . . . . . . . . . . . .    $  235              $  142              $  556              $  414
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------
Less:  Dividend requirements on ESOP
  preferred shares, net of tax benefit on
  unallocated shares . . . . . . . . . . . .       (10)                (10)                (21)                (20)
                                                -------             -------             -------             -------
Adjusted net earnings. . . . . . . . . . . .    $  225              $  132              $  535              $  394
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------

Average common shares outstanding. . . . . .               217.6               216.3               217.3               216.0
Average number of common share equivalents:
  Stock options. . . . . . . . . . . . . . .                 1.9                 1.0                 1.6                 0.7
  Performance shares.. . . . . . . . . . . .                 0.7                 0.9                 0.8                 0.9
                                                           -----               -----               -----               -----
Adjusted common equivalent shares
  outstanding-primary. . . . . . . . . . . .               220.2               218.2               219.7               217.6
                                                           -----               -----               -----               -----
                                                           -----               -----               -----               -----
Primary earnings per share before
  extraordinary charge . . . . . . . . . . .    $ 1.17              $ 0.60              $ 2.63              $ 1.81
Extraordinary charge.. . . . . . . . . . . .     (0.15)                  -               (0.20)                 -
                                                -------             -------             -------             -------
PRIMARY EARNINGS PER SHARE . . . . . . . . .    $ 1.02              $ 0.60              $ 2.43              $ 1.81
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------

Fully Diluted Computations
--------------------------

Earnings before extraordinary charge . . . .    $  267              $  143              $  598              $  415
Extraordinary charge, net of tax . . . . . .       (32)                 (1)                (42)                 (1)
                                                -------             -------             -------             -------
Net earnings.. . . . . . . . . . . . . . . .    $  235              $  142              $  556              $  414
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------
Less:  Earnings impact of assumed ESOP
  preferred share conversion, net of
  tax benefit on unallocated shares. . . . .        (7)                 (7)                (14)                (14)
                                                -------             -------             -------             -------
Adjusted net earnings. . . . . . . . . . . .    $  228              $  135              $  542              $  400
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------

Average common and common equivalent
  shares-primary.. . . . . . . . . . . . . .               220.2               218.2               219.7               217.6
Additional common share equivalents
  attributable to applications of the
  treasury stock method. . . . . . . . . . .                 0.7                 0.3                 0.2                   -
Assumed conversion of ESOP preferred shares.                11.4                11.9                11.5                12.1
                                                           -----               -----               -----               -----
Adjusted common equivalent shares
  outstanding-fully diluted. . . . . . . . .               232.3               230.4               231.4               229.7
                                                           -----               -----               -----               -----
                                                           -----               -----               -----               -----

Fully diluted earnings per share before
  extraordinary charge . . . . . . . . . . .    $ 1.12              $ 0.59              $ 2.53              $ 1.74
Extraordinary charge . . . . . . . . . . . .     (0.14)                  -               (0.19)                  -
                                                -------             -------             -------             -------
FULLY DILUTED EARNINGS PER SHARE . . . . . .    $ 0.98              $ 0.59              $ 2.34              $ 1.74
                                                -------             -------             -------             -------
                                                -------             -------             -------             -------
